EXHIBIT 10.15
                   LOCKUP AGREEMENT BETWEEN THE REGISTRANT AND
                  EXCIPIO GROUP, S.A., DATED DECEMBER 22, 2003

                                  EXHIBIT 99.1

                                LOCK-UP AGREEMENT


New Millennium Media International, Inc.
200 9th Avenue North, Suite 210
Safety Harbor, Florida 34695

                                                               December 22, 2003

David Coloris
Excipio Group, S.A.
1776 Botelho Drive, Suite 224
Walnut Creek, CA 94596

         RE:  LOCK-UP AGREEMENT

This Lock-Up Agreement is being delivered to you in connection with that certain Consulting Services Agreement, a copy of which is attached hereto as Exhibit A (the "Agreement"), entered into between Excipio Group, S.A. ("Excipio") and New Millennium Media International, Inc. ("NMMI"), pursuant to which Excipio shall perform certain financial, marketing and investor relations consulting services for a term of six (6) months (the "Services"). Pursuant to the Agreement, Excipio shall receive One Million Two Hundred Eighty Thousand (1,280,000) shares of common stock of NMMI (the "Shares").

As partial consideration for the Shares and the decision by NMMI to enter into the Agreement, you, David Coloris, and the entity through which you intend to provide the Services, Excipio, agree that until December 22, 2004 (the "Lock-Up Period"), you will not, without the prior written consent of NMMI, directly or indirectly, contract to sell or sell (the "Transfer") any of the Shares (the "Lock-Up"); provided, however, in the event you pledge, hypothecate or grant a security interest in the Shares to a third party and such third party forecloses on such pledge and/or security interest at any time during the Lock-Up Period, then you and the Shares underlying this Lock-Up shall be released from the Lock-Up.

In the event that you receive consent from the transfer agent to Transfer shares of NMMI, you hereby agree that, during the Lock-up Period, the execution of any order relating to a Transfer of shares in NMMI shall be agreed to in writing by NMMI and placed through their transfer agent.

All numbers contained in, and all calculations required to be made pursuant to this Agreement shall be adjusted as appropriate in order to reflect any stock split, reverse stock split, stock dividend or similar transaction effected after the date hereof.

To enable NMMI to enforce the aforesaid covenants, you hereby consent to the placing of legends and stop-transfer orders on the Shares in the name of, or beneficially owned by, you.


                                                   Very truly yours,

                                                   NEW MILLENNIUM MEDIA
                                                   INTERNATIONAL, INC.


                                                   /s/ John "JT" Thatch
                                                   -------------------------
                                                   By:  John "JT" Thatch
                                                   Title:  President/CEO




Agreed and accepted this 22nd day of December, 2003

EXCIPIO GROUP, S.A.




----------------------------------
By:  David Coloris
Its:




---------------------------------
By:  David Coloris, Individually